Evolent Health Announces Third Quarter 2016 Results
Washington, DC, (November 9, 2016) – Evolent Health, Inc. (NYSE: EVH), a company providing an integrated value-based care platform to the nation’s leading health systems and physician organizations, today announced financial results for the quarter ended September 30, 2016.
Highlights from the third quarter of 2016 announcement include (all comparisons are to the quarter ended September 30, 2015):

•	Revenue of $60.2 million, an increase of 49.0%

•	Net income (loss) attributable to Evolent Health, Inc. of $(11.2) million, Adjusted EBITDA of $(3.1) million

•	Lives on platform of approximately 1.5 million, an increase of 104.3%

•	New partnership agreements established with Banner Health Network and Hill Physicians Medical Group

Frank Williams, Chief Executive Officer of Evolent Health, Inc., commented, “We are pleased to report strong results, having exceeded our financial and operational goals for the quarter as well as strengthening our strategic position in the marketplace. As of today with the addition of Valence Health, we now have long-term operating agreements in place serving approximately 2.5 million members in more than 25 markets nationally. Across the past 90 days, we have had some notable accomplishments, including expanding our partnership with Passport Health Plan to include risk adjustment and pharmacy benefits management services for its 280,000 members, welcoming Valence Health’s partners to the Evolent network—including 400,000 MDWise members that go live in early 2017—and welcoming Banner Health and Hill Physicians Medical Group as new long-term operating partners.”

Mr. Williams continued, “The addition of two highly sophisticated value-based care organizations in Banner Health and Hill Physicians Medical Group is a testament to the breadth and depth of the Evolent platform in its ability to help providers manage increasing clinical, operational and administrative complexity. Given all of the progress in the last quarter from a market development perspective, as well as consistent expansion across our current client portfolio, we enter 2017 with a high degree of visibility into continued strong revenue growth that is consistent with our long-term objectives.”

Financial Results of Evolent Health, Inc.
Evolent Health, Inc. completed a reorganization of its corporate structure on June 4, 2015 (the “Reorganization”), in connection with the initial public offering of its Class A common stock (“IPO”). Prior to the Reorganization, Evolent Health, Inc. had no operations. As a result, the financial statements of Evolent Health, Inc. for the nine months ended September 30, 2015, do not reflect a complete view of the operational results for that period. In order to provide consistent and comparable metrics for the periods before and after June 4, 2015, the adjusted results of Evolent Health, Inc. presented and discussed in this release reflect the Reorganization as if it had occurred on January 1, 2015, and therefore include the results of Evolent Health LLC for the entire nine month period ended September 30, 2015.
The adjusted results also include certain other adjustments. See “Financial Statement Presentation” and “Non-GAAP Financial Measures” for more information.

Reported Results
Evolent Health, Inc. reported the following United States of America generally accepted accounting principles (“GAAP”) results:

•	Revenue of $60.2 million and $40.4 million for the three months ended September 30, 2016 and 2015, respectively, an increase of 49.0%;

•	Cost of revenue of $33.9 million and $24.8 million for the three months ended September 30, 2016 and 2015, respectively, an increase of 36.9%;

•	Net income (loss) attributable to Evolent Health, Inc. of $(11.2) million and $(12.0) million for the three months ended September 30, 2016 and 2015, respectively;

•	Earnings (loss) available for common shareholders, basic and diluted, of $(11.2) million and $(12.0) million for the three months ended September 30, 2016 and 2015, respectively;

•	Earnings (loss) available for common shareholders, per basic and diluted share, of $(0.26) and $(0.29) for the three months ended September 30, 2016 and 2015, respectively.

Total cash, cash equivalents and investments as of September 30, 2016, were $159.5 million.
In addition to closing the previously announced acquisition of Valence Health, the Company completed the acquisition of Aldera Holdings, Inc. (“Aldera”) on November 1, 2016. Aldera is the primary software provider for the Valence Health TPA platform.

Adjusted Results

•	Adjusted Revenue of $60.2 million and $43.3 million for the three months ended September 30, 2016 and 2015, respectively, an increase of 39.1%;

•	Adjusted Cost of Revenue of $33.7 million and $24.4 million for the three months ended September 30, 2016 and 2015, respectively, an increase of 38.4%;

•	Adjusted EBITDA of $(3.1) million and $(6.7) million for the three months ended September 30, 2016 and 2015, respectively;

•	Adjusted Loss Available for Class A and Class B Shareholders of $(6.6) million and $(9.6) million for the three months ended September 30, 2016 and 2015, respectively; and

•	Adjusted Loss per Share Available for Class A and Class B Shareholders of $(0.11) and $(0.16) for the three months ended September 30, 2016 and 2015, respectively.

Business Outlook

The fourth quarter will be the first time that we will include the results of Valence and Aldera. Our results will reflect a full quarter of Valence operations and Aldera operations subsequent to November 1st. For the fourth quarter, we are forecasting Adjusted Revenue to be in the range of approximately $84.0 million to $86.0 million and Adjusted EBITDA to be in the range of approximately $(9.5) million to $(7.5) million. To break it down further, for the core Evolent business, we are maintaining our previously provided Adjusted Revenue guidance for the fourth quarter of approximately $60.0 million to $61.0 million and we are modestly revising our Adjusted EBITDA forecast from a range of approximately $(5.5) million to $(4.5) million to a range of approximately $(5.0) million to $(4.0) million. Additionally, the combined results of Valence and Aldera are forecasted to produce Adjusted Revenue in the range of approximately $24.0 million to $25.0 million, which includes revenue associated with certain state co-operatives that we do not expect to retain as customers in 2017, as well as approximately $1.0 million from Aldera. Adjusted EBITDA for the combined results of Valence and Aldera is forecasted to be in the range of approximately $(4.5) million to $(3.5) million. Aldera is not expected to impact Adjusted EBITDA in the quarter. The Adjusted EBITDA forecast for Valence includes approximately $2.0 million of expenses, without corresponding incremental revenue, associated with new clients that go live at the beginning of 2017.

Our fourth quarter guidance, combined with our year-to-date September results, translates to the following full-year guidance: Adjusted Revenue in the range of approximately $250.0 million to $252.0 million and Adjusted EBITDA in the range of approximately $(23.0) million to $(21.0) million.

We do not provide separate reconciliations for Adjusted Revenue and Adjusted EBITDA for the core Evolent business, or the Valence and Aldera acquired entities due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including purchase accounting adjustments, transaction costs, and provision/benefit for income taxes at the relevant entity level, the amount of which could be significant.

This “Business Outlook” section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth in “Forward Looking Statements - Cautionary Language” and Evolent Health, Inc.’s filings with the Securities and Exchange Commission (“SEC”).

Web and Conference Call Information
As previously announced, Evolent Health, Inc. will hold a conference call to discuss its third quarter performance this evening, November 9, 2016, at 5:00 p.m., Eastern Time. The conference call will be available via live webcast on the Company’s Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467 or 412.317.6034 for international callers, and ask to join to the Evolent Health call. Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company’s website for 90 days and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.
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About Evolent Health
Evolent Health partners with leading health systems to drive value-based care transformation. By providing clinical, analytical and financial capabilities, Evolent Health helps physicians and health systems achieve superior quality and cost results. Evolent Health’s approach breaks down barriers, aligns incentives and powers a new model of care delivery resulting in meaningful alignment between providers, payers, physicians and patients. Learn more at: www.evolenthealth.com.
Contacts:

Bob East	Robin Glass
443.213.0500	571.389.6005
Investor Relations	Media Relations
InvestorRelations@evolenthealth.com	RGlass@evolenthealth.com

Financial Statement Presentation
Evolent Health, Inc. is a holding company and its principal asset is all of the Class A common units in its operating subsidiary, Evolent Health LLC, which has owned all of our operating assets and substantially all of our business since inception. Prior to the Reorganization on June 4, 2015, the predecessor of Evolent Health, Inc. accounted for Evolent Health LLC as an equity method investment. The financial results of Evolent Health LLC have been consolidated in the financial statements of Evolent Health, Inc. following the Reorganization. As a result, the financial statements of Evolent Health, Inc. for the nine months ended September 30, 2015, do not reflect a complete view of the operational results for that period. In order to provide a consistent presentation for the periods before and after June 4, 2015, and effectively provide comparative results, the adjusted results of Evolent Health, Inc. presented and discussed in this release reflect the Reorganization as if it had occurred on January 1, 2015, and therefore include the operations of Evolent Health LLC for the period from January 1, 2015, through June 3, 2015, as well as for the period from June 4, 2015, through September 30, 2015, when the results were consolidated. Including Evolent Health LLC’s results for this period is not consistent with GAAP and should not be considered as an alternative to comparable GAAP measures. Certain tables below relating to the nine month periods ended September 30, 2016, and 2015, reflect certain income statement line items as adjusted to reflect results from operations for the nine month period ended September 30, 2015, as if the Reorganization had occurred on January 1, 2015. The presentation also reflects other adjustments described in “Non-GAAP Financial Measures.”
Non-GAAP Financial Measures
In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Transformation Revenue, Adjusted Platform and Operations Revenue, Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, Adjusted Operating Income (Loss), Adjusted EBITDA,
Adjusted Earnings (Loss) Available for Class A and Class B Shareholders, Adjusted Earnings (Loss) per Share Available for Class A and Class B Shareholders and Adjusted Weighted-Average Class A and Class B Shares, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.
As described above, the financial statements of Evolent Health, Inc. for the nine months ended September 30, 2015, do not reflect a complete view of the operational results for that period. In order to provide consistent and comparable metrics for the periods before and after June 4, 2015, the adjusted results of Evolent Health, Inc. presented and discussed in this release reflect the Reorganization as if it had occurred on January 1, 2015, and therefore include the results of Evolent Health LLC for the entire nine month period ended September 30, 2015. The adjusted results also include certain other adjustments.
Adjusted Revenue, Adjusted Transformation Revenue and Adjusted Platform and Operations Revenue are defined as revenue, transformation revenue, and platform and operations revenue, respectively, adjusted to include revenue, transformation revenue and platform and operations revenue, as applicable, of Evolent Health LLC for periods prior to the Reorganization, and to exclude the impact of purchase accounting adjustments. Management uses Adjusted Revenue, Adjusted Transformation Revenue and Adjusted Platform and Operations Revenue as supplemental performance measures because they reflect a complete view of the operational results. The measures are also useful to investors because they reflect the full view of our operational performance in line with how we generate our long term forecasts.
Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to include cost of revenue and selling, general and administrative expenses, as applicable, of Evolent Health LLC for periods prior to the Reorganization, and to exclude the impact of stock-based compensation expenses and transaction costs related to acquisitions and business combinations, the Reorganization, IPO and other securities offerings. Management uses Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses as supplemental performance measures which are also useful to investors because they facilitate an understanding of our long term operational costs while removing the effect of costs that are one time (transaction costs) or non-cash (stock-based compensation expenses) in nature. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses.
Adjusted Depreciation and Amortization Expenses is defined as depreciation and amortization expenses adjusted to include depreciation and amortization expenses of Evolent Health LLC for periods prior to the Reorganization. Management uses Adjusted Depreciation and Amortization Expenses as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Total Operating Expenses is defined as the sum of Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses and Adjusted Depreciation and Amortization Expenses, and reflects the adjustments made in those non-GAAP measures.

Adjusted Operating Income (Loss) is defined as Adjusted Revenue less Adjusted Total Operating Expenses, and reflects the adjustments made in those non-GAAP measures.

Adjusted EBITDA is defined as EBITDA (net income (loss) attributable to Evolent Health, Inc. before interest income (expense), net, (provision) benefit for income taxes, depreciation and amortization expenses), adjusted to include net income (loss) of Evolent Health LLC (less interest income (expense), net, depreciation and amortization expenses and other income (expense), net, of Evolent Health LLC) for the periods prior to the Reorganization, and to exclude goodwill impairment, gain on consolidation, income (loss) from affiliates, other income (expense), net, net (income) loss attributable to non-controlling interests, purchase accounting adjustments, stock-based compensation expenses and transaction costs related to acquisitions and business combinations, the Reorganization, IPO and related offerings. Management uses Adjusted EBITDA as a supplemental performance measure because the removal of onetime (transaction costs) or non-cash items (depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted Earnings (Loss) Available for Class A and Class B Shareholders is defined as earnings (loss) available for common shareholders adjusted to exclude the impact of undeclared cumulative preferred dividends for the periods prior to the Reorganization; and to include net income (loss) of Evolent Health LLC for the periods prior to the Reorganization, and to exclude goodwill impairment, gain on consolidation, income (loss) from affiliates, (provision) benefit for income taxes, purchase accounting adjustments, stock-based compensation expenses and transaction costs related to acquisitions and business combinations, the Reorganization, IPO and related offerings.

Adjusted Weighted-Average Class A and Class B Shares is defined as weighted average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares.

Adjusted Earnings (Loss) per Share Available for Class A and Class B Shareholders is defined as Adjusted Earnings (Loss) Available for Class A and Class B Shareholders divided by Adjusted Weighted-Average Class A and Class B Shares, and reflects the adjustments made in those non-GAAP measures.

Management uses Adjusted Earnings (Loss) Available for Class A and Class B Shareholders, Adjusted Weighted-Average Class A and Class B Shares and Adjusted Earnings (Loss) per Share Available for Class A and Class B Shareholders because these performance measures represent our core operating performance distributed amongst all of our investors which is not represented by the GAAP results across time due to our complex equity structure. We believe that these measures are also useful to investors for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Evolent Health, Inc.
Consolidated Statements of Operations
(unaudited)

(in thousands, except per share data)	For the Three		For the Nine
	Months Ended		Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue
Transformation	$7,757	$6,783	$26,259	$9,486
Platform and operations	52,453	33,623	139,918	41,334
Total revenue	60,210	40,406	166,177	50,820

Expenses
Cost of revenue (exclusive of
depreciation and amortization expenses
presented separately below)	33,905	24,762	95,294	32,649
Selling, general and administrative expenses	38,398	29,834	103,101	42,916
Depreciation and amortization expenses	3,746	3,056	10,728	4,040
Goodwill impairment	—	—	160,600	—
Total operating expenses	76,049	57,652	369,723	79,605
Operating income (loss)	(15,839)	(17,246)	(203,546)	(28,785)
Interest income (expense), net	255	54	805	67
Gain on consolidation	—	—	—	414,133
Income (loss) from affiliates	(448)	—	(462)	(28,165)
Other Income (expense), net	1	—	4	—
Income (loss) before income taxes
and non-controlling interests	(16,031)	(17,192)	(203,199)	357,250
Provision (benefit) for income taxes	(256)	(104)	(1,614)	29,169
Net income (loss)	(15,775)	(17,088)	(201,585)	328,081
Net income (loss) attributable to
non-controlling interests	(4,567)	(5,108)	(59,250)	(8,532)
Net income (loss) attributable to
Evolent Health, Inc.	$(11,208)	$(11,980)	$(142,335)	$336,613

Earnings (Loss) Available for Common Shareholders
Basic	$(11,208)	$(11,980)	$(142,335)	$334,429
Diluted	(11,208)	(11,980)	(142,335)	328,081

Earnings (Loss) per Common Share
Basic	$(0.26)	$(0.29)	$(3.34)	$17.05
Diluted	(0.26)	(0.29)	(3.34)	7.93

Weighted-Average Common Shares Outstanding
Basic	43,110	41,468	42,632	19,618
Diluted	43,110	41,468	42,632	41,398

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	As of	As of
	September 30,	December 31,
	2016	2015
Cash and cash equivalents	$109,777	$145,726
Investments, at amortized cost	49,693	9,445
Total current assets	191,429	184,463
Investments, at amortized cost	—	44,618
Intangible assets, net	162,789	163,152
Goodwill	459,703	608,903
Total assets	851,280	1,015,514

Total liabilities	91,423	80,935
Total shareholders' equity (deficit) attributable to
Evolent Health, Inc.	562,228	649,341
Non-controlling interests	197,629	285,238
Total liabilities and shareholders' equity (deficit)	851,280	1,015,514

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

(in thousands)	For the Nine
	Months Ended
	September 30,
	2016	2015
Net cash provided by (used in) operating activities	$(14,005)	$(12,157)
Net cash provided by (used in) investing activities	(22,823)	11,135
Net cash provided by (used in) financing activities	879	209,179

Net increase (decrease) in cash and cash equivalents	(35,949)	208,157
Cash and cash equivalents as of beginning-of-period	145,726	—
Cash and cash equivalents as of end-of-period	$109,777	$208,157

Evolent Health, Inc.
Adjusted Results of Operations
(unaudited)

(in thousands)	For the Three Months Ended September 30, 2016			For the Three Months Ended September 30, 2015
							Evolent Health, Inc.		Evolent Health, Inc.
	Evolent		Evolent	Evolent		Evolent	as Reported		as Adjusted
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation (1)	$7,757	$—	$7,757	$6,783	$783	$7,566	$974	14.4%	$191	2.5%
Platform and operations (1)	52,453	—	52,453	33,623	2,087	35,710	18,830	56.0%	16,743	46.9%
Total revenue	60,210	—	60,210	40,406	2,870	43,276	19,804	49.0%	16,934	39.1%
Expenses
Cost of revenue (exclusive of
depreciation and amortization
expenses presented
separately below) (2)	33,905	(176)	33,729	24,762	(384)	24,378	9,143	36.9%	9,351	38.4%
Selling, general and
administrative expenses (3)	38,398	(8,793)	29,605	29,834	(4,262)	25,572	8,564	28.7%	4,033	15.8%
Depreciation and amortization
expenses	3,746	—	3,746	3,056	—	3,056	690	22.6%	690	22.6%
Total operating expenses	76,049	(8,969)	67,080	57,652	(4,646)	53,006	18,397	31.9%	14,074	26.6%
Operating income (loss)	$(15,839)	$8,969	$(6,870)	$(17,246)	$7,516	$(9,730)	$1,407	8.2%	$2,860	29.4%

(1)
As part of the Reorganization and as a result of gaining control of Evolent Health LLC, we recorded the fair value of deferred revenue resulting in a $4.9 million reduction to the book value. Adjustments to transformation revenue and platform and operations revenue relate to purchase accounting adjustments which reflect the portion of the adjustment that would have been recognized in the respective period.

(2)
Adjustments to cost of revenue include $0.4 million and $0.4 million in stock-based compensation expense for the three months ended September 30, 2016 and 2015, respectively. Stock-based compensation expense includes the value of equity awards granted to employees and non-employee directors of the Company or Evolent Health LLC.

(3)
Adjustments to selling, general and administrative expenses include $4.4 million and $4.0 million in stock-based compensation expense for the three months ended September 30, 2016 and 2015, respectively. Stock-based compensation expense includes the value of equity awards granted to employees and non-employee directors of the Company or Evolent Health LLC. Adjustments also include transaction costs of $4.4 million and $0.3 million for the three months ended September 30, 2016 and 2015, respectively, resulting from acquisitions and business combinations and costs relating to our Reorganization, IPO and other securities offerings.

Evolent Health, Inc.
Adjusted Results of Operations
(unaudited)

(in thousands)	For the Nine Months Ended September 30, 2016			For the Nine Months Ended September 30, 2015
					Add:			Evolent Health, Inc.
	Evolent		Evolent	Evolent	Evolent		Evolent	as Adjusted
	Health, Inc.		Health, Inc.	Health, Inc.	Health LLC		Health, Inc.	Change Over Prior Period*
	as Reported	Adjustments	as Adjusted	as Reported	Operations (1)	Adjustments	as Adjusted	$	%
Revenue
Transformation (2)	$26,259	$87	$26,346	$9,486	$15,755	$1,147	$26,388	$(42)	(0.2)%
Platform and operations (2)	139,918	—	139,918	41,334	46,059	2,998	90,391	49,527	54.8%
Total revenue	166,177	87	166,264	50,820	61,814	4,145	116,779	49,485	42.4%
Expenses
Cost of revenue (exclusive of
depreciation and amortization
expenses presented
separately below) (3)	95,294	(1,266)	94,028	32,649	44,839	(2,167)	75,321	18,707	24.8%
Selling, general and
administrative expenses (4)	103,101	(17,206)	85,895	42,916	58,457	(34,146)	67,227	18,668	27.8%
Depreciation and amortization
expenses	10,728	—	10,728	4,040	2,637	—	6,677	4,051	60.7%
Goodwill impairment (5)	160,600	(160,600)	—	—	—	—	—	—	N/A
Total operating expenses	369,723	(179,072)	190,651	79,605	105,933	(36,313)	149,225	41,426	27.8%
Operating income (loss)	$(203,546)	$179,159	$(24,387)	$(28,785)	$(44,119)	$40,458	$(32,446)	$8,059	24.8%

(1)	Represents the operational results of Evolent Health LLC for the period January 1, 2015, through June 3, 2015.

(2)
As part of the Reorganization and as a result of gaining control of Evolent Health LLC, we recorded the fair value of deferred revenue resulting in a $4.9 million reduction to the book value. Adjustments to transformation revenue and platform and operations revenue relate to purchase accounting adjustments which reflect the portion of the adjustment that would have been recognized in the respective period.

(3)
Adjustments to cost of revenue include $1.2 million and $2.2 million in stock-based compensation expense for the nine months ended September 30, 2016 and 2015, respectively. Stock-based compensation expense includes the value of equity awards granted to employees and non-employee directors of the Company or Evolent Health LLC.

(4)
Adjustments to selling, general and administrative expenses include $12.6 million and $30.1 million in stock-based compensation expense for the nine months ended September 30, 2016 and 2015, respectively. Stock-based compensation expense includes the value of equity awards granted to employees and non-employee directors of the Company or Evolent Health LLC. Adjustments also include transaction costs of $4.6 million and $4.0 million for the nine months ended September 30, 2016 and 2015, respectively, resulting from acquisitions and business combinations and costs relating to our Reorganization, IPO and other securities offerings.

(5)	The adjustment represents a write down of goodwill during the first quarter of 2016.

*
The dollar and percentage changes over prior period based on GAAP results are not presented as the GAAP results of Evolent Health, Inc. for the nine months ended September 30, 2015, do not reflect a complete view of the operational results for that period as described in “Financial Statement Presentation.”

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Evolent Health, Inc.
(unaudited)

(in thousands)	For the Three		For the Nine
	Months Ended		Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net Income (Loss) Attributable to
Evolent Health, Inc.	$(11,208)	$(11,980)	$(142,335)	$336,613
Less:
Interest income (expense), net	255	54	805	67
(Provision) benefit for income taxes	256	104	1,614	(29,169)
Depreciation and amortization expenses	(3,746)	(3,056)	(10,728)	(4,040)
EBITDA	(7,973)	(9,082)	(134,026)	369,755
Results of Evolent Health LLC
Add:
Net income (loss)	—	—	—	(44,079)	(1)
Less:
Interest income (expense), net	—	—	—	38	(1)
Depreciation and amortization expenses	—	—	—	(2,637)	(1)
Other income (expense), net	—	—	—	2	(1)
Less:
Goodwill impairment	—	—	(160,600)	—
Gain on consolidation	—	—	—	414,133
Income (loss) from affiliates	(448)	—	(462)	(28,165)
Other income (expense), net	1	—	4	—
Net (income) loss attributable to
non-controlling interests	4,567	5,108	59,250	8,532
Purchase accounting adjustments	—	(2,870)	(87)	(4,145)
Stock-based compensation expense	(4,799)	(4,382)	(13,844)	(32,274)
Transaction costs	(4,170)	(264)	(4,628)	(4,039)
Adjusted EBITDA	$(3,124)	$(6,674)	$(13,659)	$(25,769)

(1)	Represents the results of Evolent Health LLC for the period from January 1, 2015, through June 3, 2015.

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) Available for Class A and Class B
Shareholders to Earnings (Loss) Available for Common Shareholders
(unaudited)

(in thousands, except per share data)	For the Three		For the Nine
	Months Ended		Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Earnings (Loss) Available for
Common Shareholders - Diluted (a)	$(11,208)	$(11,980)	$(142,335)	$328,081
Less:
Net income (loss) attributable to
non-controlling interests	—	—	—	(8,532)
Undeclared cumulative preferred dividends	—	—	—	2,184
Earnings (Loss) Available for
Common Shareholders - Basic (b)	(11,208)	(11,980)	(142,335)	334,429
Add:
Net income (loss) of Evolent Health LLC	—	—	—	(44,079)	(1)
Less:
Goodwill impairment	—	—	(160,600)	—
Gain on consolidation	—	—	—	414,133
Income (loss) from affiliates	(448)	—	(462)	(28,165)
(Provision) benefit for income taxes	256	—	1,614	(29,273)
Net (income) loss attributable to
non-controlling interests	4,567	5,108	59,250	8,532
Purchase accounting adjustments	—	(2,870)	(87)	(4,145)
Stock-based compensation expense	(4,799)	(4,382)	(13,844)	(32,274)
Transaction costs	(4,170)	(264)	(4,628)	(4,039)
Adjusted Earnings (Loss) Available
for Class A and Class B Shareholders (c)	$(6,614)	$(9,572)	$(23,578)	$(34,419)

Earnings (Loss) per Share Available
for Common Shareholders - Diluted (a) (2)	$(0.26)	$(0.29)	$(3.34)	$7.93

Earnings (Loss) per Share Available
for Common Shareholders - Basic (b) (2)	$(0.26)	$(0.29)	$(3.34)	$17.05

Adjusted Earnings (Loss) per Share Available
for Class A and Class B Shareholders (c) (3)	$(0.11)	$(0.16)	$(0.39)	$(0.83)

Weighted-average common shares - basic	43,110	41,468	42,632	19,618
Weighted-average common shares - diluted	43,110	41,468	42,632	41,398
Adjusted Weighted-Average Class A
and Class B Shares (4)	60,255	58,993	60,029	41,398

(1)	Represents the net income (loss) of Evolent Health LLC for the period from January 1, 2015, through June 3, 2015.

(2)	For periods of net loss, shares used in both the diluted and basic earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.

(3)	Represents Adjusted Earnings (Loss) Available for Class A and Class B Shareholders divided by Adjusted Weighted-Average Class A and Class B Shares as described in footnote 4 below.

(4)
Represents the weighted-average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares. See the reconciliation of Adjusted Weighted-Average Class A and Class B Shares to diluted weighted-average common shares on the following page.

Evolent Health, Inc.
Reconciliation of Adjusted Weighted-Average Class A and Class B
Shares to Diluted Weighted-Average Common Shares
(unaudited)

(in thousands)	For the Three		For the Nine
	Months Ended		Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Weighted-average common shares - diluted	43,110	41,468	42,632	41,398
Assumed conversion of Class B common
shares to Class A common shares	17,145	17,525	17,397	—
Adjusted Weighted-Average Class A and Class B Shares	60,255	58,993	60,029	41,398

Evolent Health, Inc.
Guidance Reconciliation
(unaudited)

(in thousands)	For the Three	For the Twelve
	Months Ended	Months Ended
	December 31,	December 31,
	2016	2016
Revenue	$83,000	$249,000
Purchase Accounting Adjustments	2,000	2,000
Adjusted Revenue	$85,000	$251,000

Net Income (Loss) Attributable to
Evolent Health, Inc.	$(18,000)	$(175,500)
Less:
Interest income (expense), net	200	1,000
(Provision) benefit for income taxes	2,000	3,500
Depreciation and amortization expenses	(8,000)	(21,000)
EBITDA	(12,200)	(159,000)
Less:
Goodwill impairment	—	(160,600)
Income (loss) from affiliates	(200)	(900)
Net (income) loss attributable to
non-controlling interests	4,500	48,000
Stock-based compensation	(4,000)	(15,000)
Transaction costs	(4,000)	(8,500)
Adjusted EBITDA	$(8,500)	$(22,000)

The guidance reconciliation provided above reconciles the midpoint of the respective guidance ranges to the most comparable GAAP measure.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this release and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like:  “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•	certain risks and uncertainties associated with the acquisition of Valence Health, Inc., excluding its contracts serving certain state insurance cooperatives (“Valence Health”), including:

▪	revenues of Valence Health before and after the merger may be less than expected, and expected results of Evolent may not be impacted as anticipated;

▪	our ability to implement integration plans for the merger and to recognize the anticipated growth, benefits, cost savings and synergies of the merger;

▪
the risks that the merger and the other transactions contemplated by the merger agreement disrupt current plans and operations and the potential difficulties in retention of any members of senior management of Valence Health and any other key employees that Evolent is interested in retaining after the closing of the merger;

▪	the effect of the merger on Evolent’s and Valence Health’s business relationships, customers, suppliers, other partners, standing with regulators, operating results and businesses generally;

▪	the amount of any costs, fees, expenses, impairments and charges related to the merger; and

▪	the market price for our Class A common stock potentially being affected, following the merger, by factors that historically have not affected the market price for our Class A common stock;

•	the structural change in the market for health care in the United States;

•	our ability to effectively manage our growth;

•	the significant portion of revenue we derive from our largest partners;

•	our ability to offer new and innovative products and services;

•
the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control, including premium pricing reductions and the ability to control and, if necessary, reduce health care costs;

•	our ability to attract new partners;

•	our ability to recover the significant upfront costs in our partner relationships;

•	our ability to estimate the size of our target market;

•	our ability to maintain and enhance our reputation and brand recognition;

•	consolidation in the health care industry;

•	competition which could limit our ability to maintain or expand market share within our industry;

•	our ability to partner with providers due to exclusivity provisions in our contracts;

•	uncertainty in the health care regulatory framework;

•	restrictions and penalties as a result of privacy and data protection laws;

•	adequate protection of our intellectual property;

•	any alleged infringement, misappropriation or violation of third-party proprietary rights;

•	our use of “open source” software;

•	our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;

•	our reliance on third parties;

•	our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•	data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;

•	breaches or failures of our security measures;

•	our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our users;

•	our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;

•	risks related to acquisitions, investments and alliances;

•	the risk of potential future goodwill impairment on our results of operations;

•	our future indebtedness and our ability to obtain additional financing;

•	our ability to achieve profitability in the future;

•	the requirements of being a public company;

•	our adjusted results may not be representative of our future performance;

•	the risk of potential future litigation;

•	our ability to remediate the material weakness in our internal control over financial reporting;

•	our holding company structure and dependence on distributions from Evolent Health LLC;

•	our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;

•	our ability to utilize benefits under the tax receivables agreement;

•
our ability to realize all or a portion of the tax benefits that we currently expect to result from past and future exchanges of Class B common units of Evolent Health LLC for our Class A common stock, and to utilize certain tax attributes of Evolent Health Holdings and an affiliate of TPG;

•	distributions that Evolent Health LLC will be required to make to us and to the other members of Evolent Health LLC;

•	our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;

•	different interests among our pre-IPO investors, or between us and our pre-IPO investors;

•	the terms of agreements between us and certain of our pre-IPO investors;

•	our exemption from certain corporate governance requirements due to our previous status as a “controlled company” within the meaning of the New York Stock Exchange rules;

•	the potential volatility of our Class A common stock price;

•
the potential decline of our Class A common stock price if a substantial number of shares become available for sale or if a large number of Class B common units is exchanged for shares of Class A common stock;

•
provisions in our amended and restated certificate of incorporation and amended and restated by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;

•	the ability of certain of our investors to compete with us without restrictions;

•	provisions in our certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

•	our intention not to pay cash dividends on our Class A common stock; and

•	our status as an “emerging growth company.”

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our 2015 Form 10-K and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this report.